            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. ______)


Filed by the Registrant X
Filed by a Party other than the Registrant

Check the appropriate box:

| | Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
| | Definitive Additional Materials
| | Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          ANCHOR PACIFIC UNDERWRITERS, INC.
       -----------------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)


                          ANCHOR PACIFIC UNDERWRITERS, INC.
       -----------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X| $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
| | $500 per each party to the controversy pursuant to Exchange
    Act Rule 14a-6(i)(3).
| | Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.


    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

    Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                       ANCHOR PACIFIC UNDERWRITERS, INC.
                         1800 SUTTER STREET, SUITE 400
                           CONCORD, CALIFORNIA 94520

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MAY 14, 1996

    The Annual Meeting of Stockholders of Anchor Pacific Underwriters, Inc. (the "Company" or "Anchor"), will be held at the Concord Hilton, 1970 Diamond Boulevard, Concord, California, on May 14, 1996, at 2:00 p.m. to elect nine directors, the names of whom are set forth in the accompanying Proxy Statement, to serve until the 1997 Annual Meeting, and to transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on March 19, 1996, are entitled to vote at this meeting and any adjournment or postponement thereof. The meeting will be open to stockholders of record, proxyholders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

    A copy of the Company's Annual Report for the fiscal year ended December 31, 1995, containing financial statements, is included with this mailing.

                                          By Order of the Board of Directors,

                                          Earl Wiklund,
                                          SECRETARY
Concord, California
April 5, 1996

    PLEASE USE THE ENCLOSED STAMPED ENVELOPE TO RETURN YOUR PROXY. RETURNING YOUR PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING. YOUR PROMPT RESPONSE WILL HELP YOUR COMPANY ASSURE A QUORUM AND AVOID ADDITIONAL EXPENSE FOR PROXY SOLICITATION.

                       ANCHOR PACIFIC UNDERWRITERS, INC.
                         1800 SUTTER STREET, SUITE 400
                           CONCORD, CALIFORNIA 94520

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 1996

    The enclosed proxy is solicited on behalf of the Board of Directors of Anchor Pacific Underwriters, Inc. (the "Company" or "Anchor"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at 2:00 p.m. at the Concord Hilton, 1970 Diamond Boulevard, Concord, California, on May 14, 1996, and at any adjournment or postponement thereof. Only holders of the Company's Common Stock of record on March 19, 1996, will be entitled to vote. Holders of Common Stock are entitled to one vote for each share held. At the close of business on the record date, there were approximately 3,674,501 shares of the Company's Common Stock outstanding.

    Holders of Common Stock are entitled to one vote for each share held, except each stockholder has cumulative voting rights for the election of directors under California law applicable to the Company. Cumulative voting rights entitle each stockholder to cast that number of votes which equals the number of shares held by such stockholder multiplied by the number of directors to be elected. Each stockholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. No stockholder will be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such stockholder) unless such candidate's or candidates' name(s) have been placed in nomination prior to the voting, and the stockholder has given notice at the meeting prior to the voting of the stockholder's intention to cumulate votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination. An opportunity will be given at the meeting prior to the voting for any stockholder who desires to do so to announce his or her intention to cumulate his or her votes. The proxyholders are given discretionary authority, under the terms of the proxy, to cumulate votes represented by shares for which they are named in the proxy.

    The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting of Stockholders. Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company prior to the meeting, or by attending the meeting and electing to vote in person.

    The shares represented by a duly executed and unrevoked proxy in the form accompanying this Proxy Statement will be voted in accordance with the specifications contained therein, and in the absence of specifications will be voted FOR the nominees for director named herein, and according to the discretion of the proxyholders on any other matters that properly come before the meeting.

    This Proxy Statement and the accompanying proxy were first sent to stockholders on approximately April 5, 1996. The cost of this solicitation is being borne by Anchor. Anchor may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited personally or by telephone, facsimile or telegram, by certain of Anchor's directors, officers and regular employees, without additional compensation.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

    Subject to Securities and Exchange Commission ("SEC") regulations, proposals of stockholders intended to be presented at the 1997 Annual Meeting must be received by the Secretary of Anchor not later than December 4, 1996 to be included in the 1997 Proxy Statement.

OUTSTANDING VOTING SECURITIES

    Only stockholders of record at the close of business on March 19, 1996 are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 3,674,501 shares of Common Stock. Each share has one vote.

PRINCIPAL STOCKHOLDERS

    The following table shows the name, address, number of shares held, and percentage of shares held as of March 19, 1996, by each person or entity known to Anchor to be the beneficial owner of more than five percent (5%) of the Company's Common Stock.

                                                                                         AMOUNT AND
                                                                                          NATURE OF    PERCENT OF
NAME AND ADDRESS                                                                          OWNERSHIP       CLASS
- --------------------------------------------------------------------------------------  -------------  -----------
James R. Dunathan ....................................................................     419,855(1)       11.21%
 1800 Sutter Street, Suite 400
 Concord, CA 94520
Donald B. Putnam .....................................................................     520,310(2)       13.95%
 1800 Sutter Street, Suite 500
 Concord, CA 94520
James P. Wieking .....................................................................     423,525(3)       11.40%
 1800 Sutter Street, Suite 500
 Concord, CA 94520
Guarantee Life Insurance Company .....................................................     628,000(4)       15.41%
 8001 Indian Hills Drive
 Omaha, Nebraska 68114

- ------------------------
(1) Includes 350,690 shares of common stock, 54,350 shares subject to options and 14,815 shares issuable upon conversion of Anchor's Convertible Debentures (the "Debentures) (assuming conversion at a conversion price equal to $1.35 per share). Mr. Dunathan shares voting power over such shares with Paulette O'Connell in revocable living trusts of which Mr. Dunathan is trustee and co-trustee, respectively.

(2) Includes 465,680 shares of common stock, 25,000 shares subject to options and 29,630 shares issuable upon conversion of the Debentures (assuming conversion at a conversion price equal to $1.35 per share). Mr. Putnam shares voting power over such shares with Alexandra Putnam, his wife, as co-trustee of a revocable living trust.

(3) Includes 383,710 shares of common stock, 25,000 shares subject to options and 14,815 shares issuable upon conversion of the Debentures (assuming conversion at a conversion price equal to $1.35 per share). Mr. Wieking has sole dispositive power over such shares.

(4) Includes 228,000 shares of common stock and 400,000 shares issuable upon conversion of Anchor's Convertible Debenture, Series A (the "Debenture") (assuming conversion at a conversion price equal to $1.50 per share). Guarantee Life Insurance Company has sole dispositive power over such shares.

ELECTION OF DIRECTORS

    As set by the Board of Directors pursuant to the Bylaws of Anchor, the authorized number of directors to be elected is nine. Directors will hold office from the time of their election until the next Annual Meeting of Stockholders and until successors are elected and qualified. The nine nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, shall be elected as directors. Only votes cast FOR a nominee will be counted in determining whether that nominee has been elected as director. Stockholders may withhold authority from the proxyholders to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in such nominees receiving fewer votes.

    The following nine persons have been selected by the Board of Directors as nominees for election to the Board: James R. Dunathan, Earl Wiklund, Audie J. Dudum, Steven A. Gonsalves, R. William MacCullough, Donald B. Putnam, Michael R. Sanford, Richard L. Taylor, and James P. Wieking. All of the nominees are incumbent directors. If any of the nominees should decline or be unable to act as a director, the shares may be voted for such substitute nominees as the proxyholders may in their discretion determine. Shares represented by the enclosed proxy will be voted FOR the election of these nominees, unless authority to vote for one or more nominees is withheld.

    The experience and background of each of the nominees are set forth below.

                                                    YEAR FIRST
                                                    ELECTED OR
                                                     APPOINTED
NAME                                      AGE       AS DIRECTOR                        POSITIONS WITH ANCHOR
- ------------------------------------      ---      -------------  ---------------------------------------------------------------
James R. Dunathan...................          59          1987    President and Chief Executive Officer since 1987, and a
                                                                   Director
Earl Wiklund........................          48          1987    Senior Vice President, Chief Financial Officer and Secretary
                                                                   since 1987, and a Director
Audie J. Dudum......................          63          1987    Chairman of the Board since November 30, 1994 and a Director
Steven A. Gonsalves.................          41          1993    Director
R. William MacCullough..............          54          1987    Director
Donald B. Putnam....................          64          1994    Director
Michael R. Sanford..................          55          1987    Director
Richard L. Taylor...................          51          1987    Director
James P. Wieking....................          64          1994    Director

    JAMES R. DUNATHAN, President, Chief Executive Officer and a director of Anchor, has over 35 years of experience in the insurance industry, including eight years as an officer of an Ohio insurance company, 12 years as President of an independent insurance holding company in Florida, seven years as Vice President and General Manager of an insurance system software vendor and several years as a sales and marketing consultant. He joined Harden and Company ("Harden") in 1985 and initiated the formation of Anchor in late 1986. Mr. Dunathan served actively for 11 years as a member of the Board of Directors of the Professional Insurance Agents Association and as President of such Association from 1975 to 1976. His additional past industry activities include serving as the immediate past President and Board member of the Independent Administrators Association in California, a non-profit association; highest award for achievement, Dale Carnegie Institute; Florida Insurance Study Commission (development of the Florida FAIR Plan) and the Florida Reparations Reform Committee (development of the Florida "No Fault" Law), both appointments made by Governor Reubin Askew in 1973; and Commodore and President, Anchorage Yacht Club, St. Petersburg, Florida. Currently Mr. Dunathan serves on the Business Leaders Alliance for Contra Costa County, appointed by the Board of Supervisors. His family has been active in the insurance industry for over 100 years.

    EARL WIKLUND, Senior Vice President, Chief Financial Officer and a director of Anchor, is also Chief Executive Officer of the Anchor's wholly owned subsidiaries Harden and Benefit Resources, Inc. ("BRI") and has over 25 years of experience in operational, administrative and financial management positions. Mr. Wiklund serves on the Executive Committees for Harden and BRI. Prior to joining Harden in 1984, his career included 10 years as Controller/Treasurer of a retail chain of 165 stores in five western states with $100 million in annual sales. In addition, he was Managing Director of a large statewide non-profit trade association, representing the interests of its members at the California State Legislature. He currently serves as Treasurer and a member of the Legislative Committee for the Independent Administrators Association, as well as a member of the Board of Directors of such Association.

    AUDIE J. DUDUM, Chairman of the Board of Anchor, is President (since 1969) of Ramallah, Inc., a manufacturer and distributor of linens and domestics with customers throughout the Western United States and Hawaii. Mr. Dudum has also been actively involved in the Ramallah Federation, a national organization founded as a coalition of immigrants from the Middle East to offer financial, educational and political assistance to such immigrants. He has served both nationally and regionally as a Board member of the Ramallah Federation for nearly 20 years and was its President in 1983.

    STEVEN A. GONSALVES, a director of Anchor, is the President of Gonsalves & Santucci, Inc., a major employer in the San Francisco Bay Area construction industry. Gonsalves & Santucci, Inc., a California corporation is involved in commercial and residential concrete construction, steel reinforcing and concrete pumping. In addition, he serves as President and Chief Executive Officer of Reliable Trucking, Inc.

    R. WILLIAM MACCULLOUGH, a director of Anchor, is the Vice President of the Bank of Oakland, with over 29 years of experience in the financial services industry in the San Francisco Bay Area. His career includes various positions at Bank of America, Barclay's Bank, Meridian National Bank and the Firemen's Fund Insurance Company. Prior to his current position, he was Senior Credit Administrator for Fireman's Fund Insurance Company.

    DONALD B. PUTNAM, CPCU, a director of Anchor, is Chairman of the Executive Committee of the Putnam, Knudsen & Wieking, Inc. ("PKW") subsidiary. An insurance professional with over 38 years of experience, Mr. Putnam has been actively involved as a director or officer of many California insurance associations and served as Director of the National Association of Insurance Brokers (NAIB) and Intersure, an international affiliation of insurance brokers. He also recently served as Chairman of the NAIB-PAC. Mr. Putnam is a Business School graduate from the University of California, Berkeley.

    MICHAEL R. SANFORD, a director of Anchor, is the President and Chief Executive Officer for the Bank Oakland. Mr. Sanford has over 30 years of experience in the banking industry. He has served as President and Chief Executive Officer of Meridian National Bank and a director of the Alex Brown Financial Group.

    RICHARD L. TAYLOR, a director of Anchor, is President of Taylor Associates in Walnut Creek, a company that specializes in the development and management of industrial and commercial real estate. Prior to forming Taylor Associates in 1976, Mr. Taylor was part owner and an officer of the development company of Reynolds, Brown and Taylor. Mr. Taylor is a licensed California Real Estate Broker and a Business School graduate from the University of California, Berkeley.

    JAMES P. WIEKING, a director of Anchor, is the Executive Vice President of the PKW subsidiary. He has been active in the insurance business for 39 years. Mr. Wieking was formerly the owner of Wieking, Connolly & Associates in Oakland, which merged with PKW in 1983. Mr. Wieking has been involved in various civic and professional associations and has served as a Board member of the Pacific Network Group, the Independent Insurance Agents Association and the Advisory Board of the Summit Bank in Oakland. He is a graduate of the University of California, Berkeley.

    No director of Anchor holds a directorship in any company (other than Anchor) with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. No director or executive officer of Anchor has a family relationship to another director or executive officer of Anchor.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires Anchor's directors and executive officers, and any person who owns more than ten percent of Anchor's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Anchor's Common Stock. Directors, executive officers and greater than ten-percent stockholders, if any, are required by SEC regulations to furnish Anchor with copies of all Section 16(a) forms they file. To Anchor's knowledge, based solely on review of the copies of such reports furnished to Anchor and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all such persons required to file reports were in compliance with the applicable Section 16(a) filing requirements.

STOCK OWNERSHIP TABLE

    The table below indicates the number of shares of Anchor's Common Stock beneficially owned as of March 19, 1996, by current directors, the nominees nominated by the Board of Directors for election as directors, by each of the executive officers listed in the Summary Compensation Table, and by all directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown as beneficially owned. Ownership information is based upon information furnished by the respective individuals.

                DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS

                                                                                    COMMON STOCK
                                                                                    BENEFICIALLY
                                                                                     OWNED AS OF     PERCENT OF
NAME                                                                               MARCH 19, 1996       CLASS
- --------------------------------------------------------------------------------  -----------------  -----------
Audie J. Dudum (1)..............................................................          79,815          2.14%
James R. Dunathan (2)...........................................................         419,855         11.21%
Steven A. Gonsalves (3).........................................................          91,870          2.48%
R. William MacCullough (4)......................................................         179,100          4.83%
Donald B. Putnam (5)............................................................         520,310         13.95%
Michael R. Sanford (6)..........................................................         115,590          3.12%
Richard L. Taylor (7)...........................................................         106,215          2.85%
James P. Wieking (8)............................................................         423,525         11.40%
Earl Wiklund (9)................................................................         186,465          4.99%
All directors and executive officers as a group (9).............................       2,122,745         56.97%

- ------------------------
(1) Includes 30,000 shares of common stock, 35,000 shares subject to options and 14,815 shares issuable upon conversion of Debentures (assuming conversion at a conversion price equal to $1.35 per share).

(2) Includes 350,690 shares of common stock, 54,350 shares subject to options and 14,815 shares issuable upon conversion of Debentures (assuming conversion at a conversion price equal to $1.35 per share). Mr. Dunathan shares voting power over such shares with Paulette O'Connell in revocable living trusts of which Mr. Dunathan is trustee and co-trustee, respectively.

(3) Includes 62,055 shares of common stock, 15,000 shares subject to options and 14,815 shares issuable upon conversion of Debentures (assuming conversion at a conversion price equal to $1.35 per share).

(4) Includes 144,100 shares of common stock and 35,000 shares subject to options.

(5) Includes 465,680 shares of common stock, 25,000 shares subject to options and 29,630 shares issuable upon conversion of Debentures (assuming conversion at a conversion price equal to $1.35 per share). Mr. Putnam shares voting power over such shares with Alexandra Putnam, his wife, as co-trustees of a revocable living trust.

(6) Includes 80,590 shares of common stock and 35,000 shares subject to options.

(7) Includes 86,400 shares of common stock, 35,000 shares subject to options and 14,815 shares issuable upon conversion of Debentures (assuming conversion at a conversion price equal to $1.35 per share). Mr. Taylor holds these shares in a personal revocable living trust.

(8) Includes 383,710 shares of  common stock, 25,000  shares subject to  options
    and   14,815  shares  issuable  upon   conversion  of  Debentures  (assuming
    conversion at a conversion price equal to $1.35 per share).

(9) Includes 126,650 shares of  common stock, 45,000  shares subject to  options
    and   14,815  shares  issuable  upon   conversion  of  Debentures  (assuming
    conversion at a conversion price equal to $1.35 per share).

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors held twelve (12) regularly scheduled or special meetings during the fiscal year ended December 31, 1995 (the "Fiscal Year"). Each current member of the Board of Directors nominated for election attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees on which he served during the Fiscal Year except for Richard L. Taylor who was only able to attend three (3) meetings of the Board of Directors and five (5) Committee meetings. The Board of Directors has established the following two standing committees: the Audit, Budget and Finance Committee and the Compensation and Personnel Committee. The full Board of Directors considers and nominates individuals for election as Directors.

    AUDIT, BUDGET AND FINANCE COMMITTEE

    The Audit, Budget and Finance Committee ("Audit Committee"), which during the Fiscal Year consisted of R. William MacCullough, Chairman, Audie J. Dudum and Donald H. Cameron (who resigned as Director effective February 1, 1996), all non-employee directors, held five (5) meetings during the Fiscal Year. Members are appointed annually by the full Board. The functions of the Audit Committee include review of internal controls of Anchor, legal and accounting compliance generally, and the sufficiency of Anchor's financial reporting. In connection with these reviews it can meet alone with appropriate Anchor financial and legal personnel and with the independent auditors, who have free access to the Audit Committee at any time. Anchor's Accounting/Finance Department, whose director reports directly to the Chairman of the Audit Committee, serves a staff function for the Audit Committee. The Audit Committee recommends to the Board for its approval and for ratification by the stockholders the engagement of the independent auditors to serve the following year in examining the accounts of Anchor. The Audit Committee also annually reviews the independence of the independent auditors as a factor in these recommendations.

    COMPENSATION AND PERSONNEL COMMITTEE

    The Compensation and Personnel Committee ("Compensation Committee") is currently comprised of Michael R. Sanford, Chairman, Steven A. Gonsalves and Audie J. Dudum. Members are appointed annually by the full Board. The Compensation Committee reviews, in consultation with management, existing and proposed compensation plans, programs and arrangements for officers of Anchor. The Compensation Committee, upon recommendations of management, grants stock options to key employees, including officers and members of the Board who are employees of Anchor. During 1995, the Compensation Committee did not meet.

    DIRECTORS' FEES AND EXPENSES

    Directors of Anchor do not receive any fees for their service as Board or Committee members. Anchor reimburses reasonable out-of-pocket expenses incurred by Directors performing services for Anchor.

    Pursuant to a nondiscretionary formula set forth in the 1994 Company's Stock Option Plan, non-employee Directors receive stock options covering 15,000 shares on their initial election to the Board (the "Initial Grant"), and automatically receive supplemental options covering 1,000 shares on each subsequent re-election (the "Annual Grant"). The Initial Grant and Annual Grant are cumulatively exercisable to the extent of 25% of the shares subject to the option on the first, second, third and fourth anniversaries of the date of grant, becoming 100% exercisable on the fourth anniversary of the date of grant. Each such option is granted with an exercise price at fair market value on the date of grant (or 110% of fair market value in the case of an optionee who owns stock representing more than ten (10%) of the total combined voting power of all classes of the stock of Anchor). These options expire on the earlier of ten years from the grant date or thirty months following termination of the Director's tenure on the Board.

EXECUTIVE COMPENSATION

    The following table shows for the fiscal years ended December 31, 1995, 1994, and 1993, the compensation paid to the executive officers of Anchor and to the executive officers of its subsidiary, PKW, who performed significant policy making functions for Anchor, whose aggregate salaries and bonuses exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                                                                              ALL OTHER
NAME AND PRINCIPAL POSITION                                                         YEAR     SALARY ($)(1) COMPENSATION ($)
- --------------------------------------------------------------------------------  ---------  ------------  ----------------
James R. Dunathan ..............................................................       1995      137,237         15,596(2)
 President and Chief Executive Officer                                                 1994      132,494         14,263(2)
                                                                                       1993      115,000         10,000(2)
Earl Wiklund ...................................................................       1995      112,861             --
 Senior Vice President,                                                                1994      101,235             --
 Chief Financial Officer and Secretary                                                 1993       98,300             --
Donald B. Putnam ...............................................................       1995      106,105             --
 Chairman of the Executive Committee of PKW                                            1994      106,644             --
                                                                                       1993      116,678          4,600(3)
James P. Wieking ...............................................................       1995      125,387             --
 Executive Vice President of PKW                                                       1994      125,894             --
                                                                                       1993      126,402          4,688(3)

- ------------------------
(1) Includes compensation earned and received by the named persons, as well as amounts earned but deferred at the election of such persons pursuant to Anchor's 401(k) Plan.

(2) Represents amount paid to Mr. Dunathan for commissions related to certain of Mr. Dunathan's insurance brokerage clients.

(3) Represents amount contributed by PKW, to PKW's 401(k) and profit sharing plans on behalf of such officer.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                      NUMBER OF SECURITIES    % OF TOTAL OPTIONS/
                                                      UNDERLYING NUMBER OF      SARS GRANTED TO      EXERCISE
                                                          OPTIONS/SARS           EMPLOYEES IN        PRICE PER   EXPIRATION
NAME                                                       GRANTED (1)            FISCAL YEAR          SHARE        DATE
- ----------------------------------------------------  ---------------------  ---------------------  -----------  -----------
James R. Dunathan...................................           54,350                  10.77         $    1.50      6/20/05
Earl Wiklund........................................           45,000                   8.92         $    1.50      6/20/05
Donald B. Putnam....................................           25,000                   4.95         $    1.65      6/20/05
James P. Wieking....................................           25,000                   4.95         $    1.65      6/20/05

- ------------------------
(1) Each option has a ten-year term but is subject to earlier termination upon the optionee's termination of employment, death or disability as provided in the 1994 Stock Option Plan and the optionee's option agreement. The exercise price may be paid in cash or in shares. Withholding taxes due on exercise may be paid in cash, with previously owned shares, or by having shares withheld. All options became exercisable in full on June 20, 1995.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                             NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                                       UNEXERCISED                         IN-THE-MONEY
                                                                 OPTIONS/SARS AT 12/31/95            OPTIONS/SARS AT 12/31/95
                                                            ----------------------------------  ----------------------------------
NAME                                                        (EXERCISABLE)    (UNEXERCISABLE)     (EXERCISABLE)    (UNEXERCISABLE)
- ----------------------------------------------------------
James R. Dunathan.........................................       54,350                 0          $       0         $       0
Earl Wiklund..............................................       45,000                 0          $       0         $       0
Donald B. Putnam..........................................       25,000                 0          $       0         $       0
James P. Wieking..........................................       25,000                 0          $       0         $       0

- ------------------------
(1) No options were exercised during 1995. Anchor's 1994 Sock Option Plan does not provide for stock appreciation rights ("SARs"). The dollar value reported in the table was determined by multiplying the average of the high and low bid prices on the OTC Bulletin Board of Anchor's Common Stock on December 29, 1995 by the number of shares subject to the options minus the aggregate exercise price.

EMPLOYMENT AGREEMENT WITH JAMES R. DUNATHAN

    Effective August 1, 1994, and amended as of December 19, 1994, Anchor entered into a five-year employment agreement with James R. Dunathan, President and Chief Executive Officer of Anchor and all of its subsidiaries, which provides for a base salary of $128,000 per year (subject to increase from time to time based upon personal and company performance as determined by the Board of Directors). In addition, the agreement provides that Mr. Dunathan is entitled to participate in all other employee benefit plans generally available to Anchor's other executive and managerial employees, that he will receive as incentive compensation an annual bonus equal to 4% of Anchor's "operating results" (as such term is defined in the agreement). Pursuant to the agreement, Mr. Dunathan was granted options to purchase 19,350 shares of Anchor Common Stock at an exercise price of $1.50, at the time of grant. He is also entitled to an automobile allowance, currently set at $9,237 per year. The agreement also provides that: (a) in the event that Mr. Dunathan resigns by giving Anchor three months' prior notice of resignation, he will be entitled to receive three months base salary; and (b) if Anchor terminates the employment agreement for any reason other than for cause or if Mr. Dunathan becomes permanently disabled, Anchor will pay to Mr. Dunathan an amount equal to twelve months salary at Mr. Dunathan's then current rate of compensation and will continue for a period of twelve months from termination all benefits and allowances (other than the automobile allowance) to which Mr. Dunathan would otherwise be entitled had the agreement not been terminated, except that if Mr. Dunathan is permanently disabled, Anchor's obligations to pay said amounts will be reduced by any disability insurance payments made to Mr. Dunathan during said twelve-month period.

THE 1994 STOCK OPTION PLAN (THE "1994 PLAN")

    STOCK OPTION PLAN. On December 5, 1994, the Board of Directors of Anchor adopted Anchor Pacific Underwriters, Inc. 1994 Stock Option Plan (the "1994 Plan") in order to attract and retain the best available personnel for positions of substantial responsibility, to attract and retain qualified individuals to serve as non-employee directors of Anchor, and to provide additional incentive to the employees, consultants and non-employee directors of Anchor and its affiliates, by encouraging them to acquire a proprietary interest in Anchor, and in general, to promote the success of Anchor's business. The stockholders approved the 1994 Plan on December 19, 1994.

    SHARES SUBJECT TO THE 1994 PLAN. The aggregate number of shares that are available for issuance pursuant to the exercise of options granted under the 1994 Plan may not exceed 700,000 shares of Common Stock, as adjusted for changes in capitalization. Should any option granted under the 1994 Plan expire or become unexercisable for any reason without having been exercised in full, the shares subject to the portion of the option not so exercised will become available for subsequent option grants. The 1994 Plan permits shares which have been withheld by Anchor from the shares otherwise due upon exercise of the option to satisfy applicable withholding taxes and shares which have been delivered by the optionee upon exercise of an option to pay the option exercise price and/ or applicable withholding taxes, to become available under the 1994 Plan for future grants of options.

    ADMINISTRATION. The 1994 Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. The Board has delegated its authority to administer the 1994 plan to the Compensation and Personnel Committee (the "Committee"). Options granted to certain persons who are subject to the provisions of Section 16 of the Exchange Act may be granted only by a committee composed of directors who are considered "disinterested persons" as such term is defined in Rule 16b-3 promulgated by the SEC.

    The Committee has full authority, subject to the provisions of the 1994 Plan, to determine the individuals who are eligible to receive options under the 1994 Plan, the number of shares to be covered by each granted option, the date or dates upon which the option is to become exercisable and the maximum term for which the option is to remain outstanding. The Committee also has the authority to determine whether the granted option is to be a nonstatutory option ("Nonstatutory Option") or an incentive stock option ("Incentive Option") under the federal tax laws and to establish the rules and regulations for proper plan administration. See "-- Federal Tax Consequences." The Committee also has the authority to cancel outstanding options granted under the 1994 Plan, with the consent of the optionee, and to issue replacement options for such canceled options. Only the full Board of Directors may administer the 1994 Plan with respect to the automatic grant of options to non-employee directors.

    ELIGIBILITY. The Committee may grant discretionary options under the 1994 Plan only to employees or consultants of Anchor or its affiliates. There are currently approximately 119 employees of Anchor and its subsidiaries who are eligible for the discretionary grant of options. Only non-employee directors of Anchor are eligible to receive nondiscretionary grants of options pursuant to the formula provisions contained in Section 5 of the 1994 Plan. There are currently 5 non-employee directors eligible for non-discretionary options.

    No options were exercised by the directors or executive officers of Anchor during Anchor's last fiscal year. As of March 19, 1996 there were 504,650 options to purchase shares of Anchor Common Stock outstanding.

    Except with respect to options to be granted to non-employee directors, the amount of options that will be granted in the future is not presently determinable. The following table sets forth options that were granted under the 1994 Plan during 1995. All of such options have an exercise price equal to 100% of the fair market value of Anchor Common Stock as of the date of grant (except for options granted to persons who own stock possessing more than 10% of the voting power of Anchor's Common Stock, which have an exercise price equal to 110% of the fair market value as of the date of grant). Options granted to directors on June 20, 1995 are immediately exercisable. All of such options have a term of 10 years.

                                   1994 PLAN

NAME & POSITION                                                             EXERCISE PRICE        NUMBER OF SHARES
- --------------------------------------------------------------------------  --------------   --------------------------
Employee Directors:
James R. Dunathan ........................................................      $1.50                            54,350
 President & Chief Executive Officer
Earl Wiklund .............................................................      $1.50                            45,000
 Senior Vice President, Chief Financial Officer
 and Secretary
Donald B. Putnam .........................................................      $1.65                            25,000
 Chairman of the Executive Committee of PKW
James P. Wieking .........................................................      $1.65                            25,000
 Executive Vice President of PKW
Non-Employee Directors:                                                         $1.50                           190,000
                                                                                                           (35,000 each
                                                                                                     to 5 directors and
                                                                                                          15,000 to the
                                                                                                           6th director)
All Employees (including employees who are also officers):                      $1.50                           128,800
Consultants:                                                                    $1.50                            36,500

    EXERCISE PRICE AND EXERCISABILITY. The Committee has the authority to determine the term of each option granted under the 1994 Plan. The maximum period during which any option may remain exercisable may not exceed ten years, an Incentive Option granted to a participant who owns stock possessing more than 10% of the voting power of Anchor's Common Stock, may not have a term longer than five years from the date of grant. Options issued under the 1994 Plan may either be immediately exercisable for the full number of shares purchasable thereunder or may become exercisable in cumulative increments over a period of months or years as determined by the Committee; provided, however, that no option may vest at a rate of less than 20% of the shares subject to the option per year during the five year period from the date of grant.

    The exercise price of options may not be less than 85% of the fair market value of Anchor's Common Stock on the date of grant; provided, however, that the exercise price of options granted to non-employee directors may not be less than 100% of the fair market value of Anchor's Common Stock on the date of grant, and provided further that the exercise price of an option granted to a participant who owns stock possessing more than 10% of the voting power of Anchor's Common Stock may not be less than 110% of the fair market value of the stock on the date of grant.

    The exercise price may be paid in cash or in shares of Anchor Common Stock valued at fair market value on the exercise date. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm would effect an immediate sale of the shares purchased under the option and pay to Anchor, out of the sales proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus applicable withholding taxes. For purposes of establishing the exercise price and for all other valuation purposes under the 1994 Plan, the fair market value per share of Anchor Common Stock on any relevant date will mean, where there is a public market for Anchor's Common Stock, the mean of the bid and asked prices (or the closing price if listed on a stock exchange or The Nasdaq National Market) of Anchor's Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by The Nasdaq Stock Market, the National Quotation Bureau or Anchor's primary market maker). If such information is not available for the date of grant, then such information for the last preceding date for which such information is available will be considered as the fair market value. If there is no public market for Anchor's Common Stock, the fair market value thereof shall be determined by the Committee.

    Only Nonstatutory Options may be automatically granted to eligible non-employee directors. Each such option will have a ten year term and will be cumulatively exercisable to the extent of 25% of the shares subject to the option on the first, second, third, and fourth anniversaries of the date of grant, becoming 100% exercisable on the fourth anniversary of the date of grant, except for the first Initial Grant made on June 20, 1995 which are immediately exercisable.

    In order to satisfy applicable withholding taxes that arise upon exercise of a Nonstatutory Option, optionees may elect to deliver to Anchor, or have Anchor withhold from the shares otherwise due, a sufficient number of shares having an aggregate fair market value equal to the tax due, in compliance with rules and procedures established by the Committee.

    OPTIONS GRANTED TO NON EMPLOYEE DIRECTORS

    The formula provisions of the 1994 Plan provide that upon the issuance of a permit from the California Department of Corporations (the "Permit"), each non-employee director of Anchor who held options under certain predecessor plans of Anchor would receive an option to purchase 35,000 shares of Anchor Common Stock, each non-employee director who did not hold options under certain predecessor plans of Anchor world receive an option to purchase 15,000 shares of Anchor Common Stock, and thereafter each non-employee director who is first elected or appointed to the Board of Directors of Anchor will receive an option to purchase 15,000 shares of Anchor Common Stock (each an "Initial Grant"). Each non-employee director who is thereafter re-elected to the Board of Directors shall receive an additional option to purchase 1,000 shares of Anchor Common Stock (an "Annual Grant") immediately following the stockholders' meeting at which such director was elected. Notwithstanding the foregoing, the aggregate amount of Common Stock to be subject to all options granted to non-employee directors may not exceed 50% of the number of shares reserved under the 1994 Plan (as adjusted for changes in capitalization), plus shares underlying expired or terminated options which become available for subsequent option grants.

    STOCKHOLDER RIGHTS AND TRANSFERABILITY OF OPTIONS

    No optionee is to have any stockholder rights with respect to his or her option shares until such optionee has exercised the option, paid the exercise price and been issued a stock certificate for the purchased shares. Options are not assignable or transferable other than by will or by the laws of inheritance, and may be exercised, during the optionee's lifetime, only by the optionee.

    TERMINATION OF EMPLOYMENT, CONSULTING OR DIRECTOR STATUS

    If an optionee's employment or status as a consultant is terminated due to the optionee's disability or death, the optionee, or the optionee's estate, as applicable, may, within twelve months (or such longer period of time as the Committee may determine) following the date of such termination, exercise the option to the extent the option was exercisable at the date of termination. If termination of employment or consultant status occurs for any reason other than disability or death, the optionee may, within three months (or such longer period of time as the Committee may determine) after the date of such termination, exercise the option to the extent the optionee was entitled to exercise the option at the date of termination; provided that if such termination was for "cause" (as such term is defined in the 1994 Plan), such optionee may, only within 30 days after the date of such termination, exercise the option to the extent the optionee was entitled to exercise the option at the date of termination. The foregoing, the date of exercise may in no event be after the expiration of the term of the option. To the extent the option is not exercised within such periods described above the option will terminate.

    Notwithstanding the above, if an employee-director's tenure on the Board is terminated for any reason other than death or disability or removal from office, and at the same time, such employee-director's employment is terminated for any reason other than death or disability or cause, then such employee-director may, within two and one-half years following such termination, exercise the option to the extent such option was exercisable by the employee-director on the date of such termination; provided the date of exercise is in no event after the expiration of the term of the option. If an employee-director's tenure on the Board is terminated for any reason other than death or disability or removal from office, and if such employee-director remains an employee of Anchor after his or her tenure on the Board is terminated, then his or her options shall continue to be governed by the terms of his or her option agreement and, the provisions described above relating to termination of employment for reasons other than death, disability or cause will govern the period in which he or she must exercise the option.

    If a non-employee director ceases to be a director of Anchor due to his or her disability or death, the optionee, or the optionee's estate, as applicable, may, within twelve months following the date of such death or disability, exercise the option to the extent the option was exercisable at the date of such death or disability; provided that the date of exercise may in no event be after the expiration of the term of the option. If the option is not exercised within such time period, the option will terminate. If a non-employee director ceases to be a director of Anchor for any reason other than disability or death, the optionee may, within two and one-half years after the date of termination of director status, exercise the option to the extent the optionee was entitled to exercise the option at the date of termination; provided that if a non-employee director ceases to be a director of Anchor or any of its affiliates because he or she is removed from office in accordance with applicable corporate law, such non-employee director may, only within 30 days after the date of such removal, exercise the option to the extent the non-employee director was entitled to exercise the option at the date of termination; provided further that the date of exercise may in no event be after the expiration of the term of the option.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION OR OTHER CORPORATE EVENT

    Subject to any required action by the shareholders of Anchor, the number of shares of Anchor Common Stock covered by each outstanding option, and the number of shares of Anchor Common Stock which have been authorized for issuance under the 1994 Plan but as to which no options have yet been granted, as well as the price per share of Anchor Common Stock covered by each such outstanding option, will be proportionately adjusted for any change in the outstanding shares of Anchor Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Anchor Common Stock, or any other change in the outstanding Anchor Common Stock as a class effected without receipt of consideration by Anchor; provided, however, that conversion of any convertible securities of Anchor will not be deemed to have been "effected without receipt of consideration." Such adjustment will be made by the Board of Directors, whose determination in that respect will be final, binding and conclusive. Upon the dissolution or liquidation of Anchor, options then outstanding under the 1994 Plan shall terminate. Upon the sale of Anchor, or a merger or consolidation in which Anchor is not the surviving entity, outstanding options will terminate shortly before consummation of the transaction, unless the successor has agreed to assume outstanding options or to substitute equivalent options to purchase its shares of stock.

AMENDMENT AND TERMINATION OF THE 1994 PLAN

    The 1994 Plan will terminate on December 5, 2004, unless sooner terminated by the Board of Directors. The Board of Directors may amend or terminate the 1994 Plan from time to time as the Board of Directors deems advisable, except that the formula provisions of Section 5 of the 1994 Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code. No such amendment or termination will affect outstanding options without the consent of the affected optionees.

    The Board of Directors may not, without the approval of Anchor's stockholders (to the extent such stockholder approval is required by Rule 16b-3, the Internal Revenue Code, or other applicable law), amend the 1994 Plan in a manner which would: (a) materially increase the benefits accruing to participants under the 1994 Plan; (b) increase the number of shares which may be issued under the 1994 Plan; or (c) materially modify the requirements as to eligibility for participation in the 1994 Plan.

FEDERAL TAX CONSEQUENCES

    Options granted under the 1994 Plan may be either Incentive Options which satisfy the requirements of Section 422 of the Internal Revenue Code or Nonstatutory Options which do not meet such requirements. The federal income tax treatment for the two types of options differs as follows:

    INCENTIVE OPTIONS. No taxable income is recognized by an optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the Anchor Common Stock received upon the exercise of an Incentive Option over the exercise price is includable in the employee's alternative minimum taxable income and may be subject to the alternative minimum tax ("AMT"). For AMT purposes only, the basis of the Anchor Common Stock received upon exercise of an Incentive Option is increased by the amount of such excess.

    An optionee will recognize taxable income in the year in which the purchased shares acquired upon exercise of an Incentive Option are sold or otherwise disposed of. For federal tax purposes, dispositions are divided into two categories: (a) qualifying and (b) disqualifying. An optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two years after the grant date of the option and more than one year after the exercise date. If an optionee fails to satisfy either of these two holding periods prior to sale or disposition, then a disqualifying disposition of the purchased shares will result.

    Upon a qualifying disposition, an optionee will recognize long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale or other disposition of the purchased shares and the exercise price paid for the shares except that for AMT purposes, the gain or loss would be the difference between the amount realized upon the sale or other disposition of the purchased shares and the employee's basis increased as described above. If there is a disqualifying disposition of the shares, then the optionee will generally recognize ordinary income to the extent of the lesser of the difference between the exercise price and (a) the fair market value of the Anchor Common Stock on the date of exercise, or (b) the amount realized on such disqualifying disposition. Any additional gain recognized upon the disposition will be capital gain. If the amount realized is less than the exercise price, the optionee will, in general, recognize a capital loss. If the optionee makes a disqualifying disposition of the purchased shares, then Anchor will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, to the extent the optionee recognizes ordinary income. In no other instance will Anchor be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NONSTATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a Nonstatutory Option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for such shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon a subsequent sale of the purchased shares, the optionee will generally recognize either a capital gain or a capital loss equal to the difference between the sales proceeds and the fair market value of the shares on the date of exercise.

    Anchor is entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee on an exercise of a Nonstatutory Option. The deduction will in general be allowed for the taxable year of Anchor in which ordinary income is recognized by the optionee.

ACCOUNTING TREATMENT

    Under present accounting rules, neither the grant nor the exercise of options issued at fair market value under the 1994 Plan will result in any charge to Anchor's earnings. The grant of an option issued at less than fair market value, on the other hand, would result in a charge to Anchor's earnings equal to the difference between the fair market value of Anchor's Common Stock on the date of grant and the exercise price of the option. Such a charge would be amortized ratably over the vesting period of the option. In addition, the number of outstanding options under the 1994 Plan may be a factor in determining earnings per share on a fully diluted basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    INTERESTED TRANSACTIONS WITH MANAGEMENT. There are no material transactions since January 1, 1995, or any currently proposed transactions, to which Anchor was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, executive officer, five percent or more shareholder, or any associate of any of the foregoing persons had, or will have, a direct or indirect material interest, except as follows.

    During 1995, Anchor raised $370,000 to supplement its working capital and capital expenditure requirements by selling 10% Convertible Subordinated Debentures (the "Debentures"). The basic terms of the Debentures are: (a) 10% interest per annum; (b) two year maturity; (c) conversion price of $1.35 in the first year and $1.65 in the second year; (d) "piggyback" registration rights for three years; (e) subordination provisions that subordinate the Debentures to Anchor's "Senior Debt" (as defined in the Debentures); and (f) provisions that permit Anchor to redeem the Debentures at par at any time. Purchasers of the Debentures included seven members of the Board of Directors of Anchor and a limited number of other sophisticated investors. The Debentures offering terminated on December 31, 1995.

    An additional $600,000 was raised in 1995 to supplement its working capital and capital expenditures requirements by selling a second 10% Convertible Subordinated Debenture, Series A (the "Debenture") to Guarantee Life Insurance Company. The basic terms of the Debenture are: (a) 10% interest per annum; (b) two year maturity; (c) conversion price of $1.50; (d) "piggyback" registration rights for three years; (e) subordination provisions that subordinate the Debenture to Anchor's "Senior Debt" (as defined in the Debenture); and (f) provisions that permit Anchor to redeem the Debenture at par at any time.

INDEPENDENT AUDITORS

    On January 6, 1995, Anchor dismissed the firm of Arthur Andersen LLP ("Arthur Andersen"), which had been the independent auditors for Anchor's predecessor, System Industries, Inc. ("System") and approved the engagement of Ernst & Young LLP ("Ernst & Young") as Anchor's independent auditors. The dismissal of Arthur Andersen was recommended and approved by Anchor's Board of Directors based solely on the fact that Ernst & Young represented Anchor immediately prior to the consummation of the System Merger, and following the System Merger, Anchor determined that it was in the best interests of Anchor to engage Ernst & Young based on its experience and knowledge of the operations and activities of Anchor. The reports of Arthur Andersen on the financial statements of System are not meaningful to the continuing business of Anchor because: (a) in November 1993, System filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code; (b) in December 1993, System sold substantially all of its assets; (c) following the filing of its bankruptcy petition, System essentially ceased operations; (d) upon consummation of the System Merger, System changed its name to Anchor Pacific Underwriters, Inc.; and
(e) effective upon consummation of the System Merger, Anchor no longer is engaged in the computer storage management business (which was System's pre-merger/pre-bankruptcy line of business); rather, Anchor is engaged in the insurance brokerage and administration business (which was Anchor's pre-Merger line of business).

    Prior to the effective date of the System Merger, and in anticipation of becoming a public company, Anchor dismissed the firm of Hirose, Oto & Bailey Accountants Inc. ("Hirose"), which had been the independent auditors for Anchor since 1987, and approved the engagement of Ernst & Young as Anchor's independent auditors. The dismissal of Hirose and engagement of Ernst & Young was recommended and approved by Anchor's Board of Directors based on Ernst & Young's familiarity with and expertise in Securities and Exchange Commission requirements, and experience in the insurance brokerage area. The reports of Hirose on the financial statements of Anchor did not contain any adverse opinion or disclaimer of opinion or any qualification as to uncertainty, audit scope, or accounting principles. There were no disagreements between Anchor and Hirose on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Hirose, would have caused it to make a reference to the subject matter of the disagreement in its report. Hirose furnished Anchor with a letter stating that it agrees with the statements made in this paragraph. A copy of Hirose's letter was filed as Exhibit 16.1 to Anchor's Form 8-K dated January 6, 1995.

    The Board of Directors has not yet approved the selection of auditors for the 1996 fiscal year as Anchor intends to solicit proposals from various firms.

    Audit services of Ernst & Young LLP during the last fiscal year included the examination of the consolidated financial statements of Anchor and services related to filings with the SEC and other regulatory bodies.

    A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he or she so desires. Moreover, he or she will be available to respond to appropriate questions from the stockholders.

ANNUAL REPORT AND FINANCIAL STATEMENTS

    The 1995 Annual Report of Anchor, which includes its audited financial statements for the fiscal year ended December 31, 1995, has accompanied or preceded this Proxy Statement.

    As of the date of this Proxy Statement, the Board of Directors is not informed of any matters, other than the election of directors, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

                       ANCHOR PACIFIC UNDERWRITERS, INC.
                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 14, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints James R. Dunathan and Earl Wiklund and each of them as proxies for the undersigned, with full power of substitution to represent and to vote all the stock of the undersigned on the following matters as described in the Proxy Statement accompanying the Notice of Meeting, receipt of which is hereby acknowledged, and according to their discretion on all other matters that may be properly presented for action at the Annual Meeting of Stockholders of Anchor Pacific Underwriters, Inc. to be held on Tuesday, May 14, 1996, and at any adjournment(s) or postponement(s) thereof. The above named proxyholders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of Directors. The undersigned may revoke this proxy at any time prior to its exercise or may attend the meeting and vote in person. If properly executed, this proxy shall be voted in accordance with the instructions given. TO THE EXTENT NO DIRECTIONS ARE GIVEN, THE PROXYHOLDERS WILL VOTE FOR THE LISTED NOMINEES, AND IN THE DISCRETION OF THE PROXYHOLDERS ON OTHER MATTERS WHICH MAY PROPERLY BE PRESENTED AT THE MEETING.

1. ELECTION OF DIRECTORS:               FOR ALL NOMINEES LISTED BELOW           WITHHOLD AUTHORITY
                                        (EXCEPT AS MARKED TO THE CONTRARY       TO VOTE FOR ALL NOMINEES LISTED BELOW
                                        BELOW) / /                              / /

JAMES R. DUNATHAN      EARL WIKLUND      AUDIE J. DUDUM      STEVEN A. GONSALVES
R. WILLIAM MACCULLOUGH     DONALD B. PUTNAM     MICHAEL R. SANFORD    RICHARD L.
TAYLOR                                                          JAMES P. WIEKING

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

- --------------------------------------------------------------------------------

/ / MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                 USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                                                  Date:
 ------------------------------------------------------------------------------,
                                                  1996

                                                  ------------------------------

                                                  ------------------------------
                                                  Signature(s) of Stockholder(s)

                                                  Please  sign  exactly  as  the
                                                  name or names  appear in  this
                                                  proxy.  If the stock is issued
                                                  in the  name  of two  or  more
                                                  persons,  all  of  them should
                                                  sign  the   proxy.   A   proxy
                                                  executed   by   a  corporation
                                                  should be signed  in its  name
                                                  by   an   authorized  officer.
                                                  Executors, administrators  and
                                                  trustees   so   indicate  when
                                                  signing.